Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Apricus Biosciences, Inc. of our report dated March 10, 2011, on our audit of the consolidated financial statements of Apricus Biosciences, Inc. and Subsidiaries as of December 31, 2010 and for the year then ended, appearing in the Annual Report on Form 10-K of Apricus Biosciences, Inc. and Subsidiaries for the year ended December 31, 2010. We also have audited the adjustments described in Note 1 to the consolidated financial statements that were applied to restate the 2009 and 2008 consolidated financial statements for the 15 to 1 reverse stock split. In our opinion, such adjustments are appropriate and have been properly applied. We were not engaged to audit, review, or apply any procedures to the 2009 and 2008 consolidated financial statements of Apricus Biosciences, Inc. and Subsidiaries other than with respect to the adjustments and, accordingly, we do not express an opinion or any other form of assurance on the 2009 and 2008 consolidated financial statements taken as a whole.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement on Form S-3.

/s/ EisnerAmper LLP

December 16, 2011

Edison, New Jersey